EXHIBIT 99.1

CONTACT:	Investor Relations 404-715-2170 Corporate Communications 404-715-2554

Delta Air Lines Reports June 2008 Quarter Financial Results

Company reports $137 million profit excluding special charges

Unprecedented fuel prices increase costs by more than $1 billion

ATLANTA, July 16, 2008 – Delta Air Lines (NYSE:DAL) today reported results for the quarter ended June 30, 2008.  Key points include:

•
Delta’s net income for the June 2008 quarter excluding special charges was $137 million, or $0.35 per diluted share, despite a more than $1 billion year-over-year increase in fuel input costs related to higher prices.[1,2,3]

•	Including special charges of $1.2 billion, Delta’s reported net loss for the June 2008 quarter was $1.0 billion, or $2.64 per diluted share.
•
Delta’s merger with Northwest Airlines is targeted to close during the fourth quarter of 2008.  The company expects approximately $2 billion in annual merger-related synergies by 2012 with cash integration costs of approximately $600 million over three years.

•	As of June 30, 2008, Delta had $4.3 billion in unrestricted liquidity, including $1 billion available under its revolving credit facility.

“When faced with the challenge of unprecedented fuel prices, Delta distinguished itself by reacting quickly and decisively with strong topline growth, domestic capacity rationalization, cost initiatives, fuel hedging, and a focus on preserving liquidity – while continuing to run a great airline and deliver exceptional customer service” said Richard Anderson, Delta’s chief executive officer.  “With our talented employees, revenue momentum, a solid balance sheet, and our game-changing merger with Northwest, we are well positioned to seize opportunities in the current environment and strengthen our leadership position as the global airline of choice.”

June Quarter Financial Results
Including special charges of $1.2 billion, net of tax, primarily related to the impairment of goodwill and other intangibles, Delta reported a net loss for the June 2008 quarter of $1.0 billion.  Excluding special and reorganization items in both periods, Delta had net income of $137 million in the second quarter of 2008 compared to net income of $274 million in the second quarter of 2007 4.  The year-over- year decrease in net income was driven primarily by unprecedented fuel prices, partially offset by an increase in operating revenue from international expansion.

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In March, Delta announced it had recalibrated its 2008 business plan with a focus on preserving liquidity in light of the significant increase in crude oil prices.  During the June quarter, as fuel prices continued to rise, the airline reevaluated its flight schedule, targeting additional reductions in capacity.  Delta now expects system capacity for the second half of 2008 to be down 4% compared to 2007, with domestic capacity down 13% and international capacity up 14%.  The company is now targeting to remove the equivalent of 100 regional aircraft from the system by the end of the year.  Through aggressive revenue and cost initiatives, including expansion of its international network and utilization of its fuel hedge strategy, the company expects to cover approximately $3 billion of the estimated $4 billion raw impact of higher fuel input costs in 2008.  Delta expects to end the year with a liquidity position of $3.2 billion, including $1 billion available under its revolving credit facility.
“The fact that we mitigated nearly 80% of the impact of higher fuel input cost this quarter while improving our liquidity is a testament to both the strength of our action plan and the can-do spirit of the Delta people,” said Edward Bastian, Delta’s president and chief financial officer.  “Unprecedented fuel prices have created a real crisis in the airline industry, and Delta has been a leader in responding with quick, decisive action.”

Merger with Northwest
In April, Delta announced an agreement to merge with Northwest Airlines – creating a formidable, long-term competitor with the revenue-generating power of a diverse global network combined with a best-in-class cost structure and solid balance sheet.  The companies are targeting to close the merger by the end of 2008.
Initial synergy estimates for the merger were based on a high-level approach.  Since that time, the companies have formed teams to plan the integration of the two airlines and to review the full benefits of the merger taking a very detailed, bottom-up approach.  Delta forecasts $500 million in synergies in 2009, increasing up to the full run-rate of approximately $2.0 billion in annual synergies by 2012.  In addition, estimated cash integration costs have been refined and are expected to be approximately $600 million over three years.
The companies have achieved several significant milestones on the path toward closing the merger and completing a seamless integration of the airlines, including:
•
Reaching an unprecedented pre-merger joint collective bargaining agreement between the Delta and Northwest units of the Air Line Pilots Association.  This four-year agreement through 2012, which includes a process to establish an integrated pilot seniority list upon the closing of the merger, will give Delta the full ability to realize network and fleeting synergies.  Pilots at both companies will receive pay raises and an equity stake in the combined company.  The tentative agreement is subject to ratification by both airlines’ pilot groups, which is expected by mid-August.

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•	Announcing a post-merger organizational structure and the executives who will hold key leadership positions in the combined airline.
•
Forming 25 joint Delta-Northwest teams to plan integration activities and drive synergy achievement.  These teams, which cover areas from operations to corporate support, are prioritizing integration activities with a focus on optimizing synergies and planning for a seamless operational and customer transition to the new Delta.

•
Scheduling special meetings of Delta and Northwest stockholders to obtain the necessary stockholder approvals to close the merger.  The meetings will be held on Sept. 25, 2008 in Atlanta (Delta) and New York (Northwest).

Revenue Momentum
Delta continued to deliver strong revenue growth as a result of its international network investment, cargo and ancillary business revenue growth, and aggressive yield management.  June 2008 quarter revenue improved 10%, or almost $500 million, year over year. Based on the most recently available ATA data, Delta achieved a revenue premium to the industry – its consolidated length of haul adjusted passenger unit revenue (PRASM) was 102% of industry average PRASM (excluding Delta) for the first five months of the year.  Delta reached its goal of closing the PRASM gap to the industry a year ahead of schedule.

Comparisons of revenue-related statistics are as follows:

	June 2008 Quarter vs. June 2007 Quarter
	System	Domestic	Latin America	Atlantic	Pacific
Passenger Revenue	6.2%	(1.0)%	16.2%	25.0%	115.5%
Passenger Unit Revenue	4.5%	4.9%	17.5%	6.6%	(9.4)%
Yield	3.9%	4.1%	8.7%	7.6%	1.9%
Traffic	2.2%	(4.9)%	6.9%	16.2%	111.4%
Capacity	1.6%	(5.7)%	(1.1)%	17.2%	138.0%
Load Factor	0.5 pts	0.7 pts	5.9 pts	(0.7) pts	(9.5) pts

The company is also focused on increasing non-passenger revenue.  Revenue from Cargo operations increased 36% year over year due to significantly improved yields and higher volume, particularly in international markets.  Other, net revenue grew $177 million, or 45%, reflecting an increase in passenger fees, growth in third-party Maintenance Repair and Overhaul (MRO) business, and additional revenue from the SkyMiles program.

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Cost Discipline
Delta’s operating expenses increased $2.1 billion, or 46%, compared to the June 2007 quarter, which reflects special charges of $1.3 billion and a more than $1 billion increase in costs due to higher fuel prices, partially offset by fuel hedging gains.  Excluding the special charges described below, Delta’s operating expenses increased 17%, or $782 million.  Non-operating expenses, excluding special items, declined 40%, or $50 million, in the June 2008 quarter due to FAS 133 mark-to-market on hedges and lower effective interest rates.
Delta's mainline unit cost (CASM5) increased 51% to 15.67 cents for the June 2008 quarter compared to the prior year period, reflecting special charges and the significant increase in fuel costs.  Excluding fuel expense and special items, mainline CASM increased 1% to 7.03 cents compared to the June 2007 quarter.

Special and Reorganization Items
Delta recorded special charges totaling $1.2 billion in the June 2008 quarter, including a $1.1 billion non-cash charge, net of a $119 million tax benefit, related to the impairment of goodwill and other intangibles.  This charge represented the finalization of the $6.1 billion impairment charge taken in the March 2008 quarter and reflects the completion of impairment testing, including third party valuation procedures.  Additional special charges included a $96 million severance charge for the previously announced voluntary workforce reduction programs and a $6 million charge related to facilities restructuring.
In the second quarter of 2007, Delta recorded income of $1.3 billion from reorganization and related items, primarily due to the discharge of claims and liabilities in connection with its bankruptcy proceedings and the adoption of fresh start reporting.

Liquidity Position
At the end of the June 2008 quarter, Delta had $3.3 billion in unrestricted cash, cash equivalents and short-term investments, including $671 million of cash collateral deposits received from counterparties to fuel hedging contracts.  Delta has an additional $1 billion available under its revolving credit facility, resulting in a total unrestricted liquidity of $4.3 billion.  At June 30, the company is in full compliance with all financial covenants.
Delta had $261 million in capital expenditures during the June 2008 quarter, with $222 million for investments in aircraft, parts and modifications.

Fuel Hedging
During the June 2008 quarter, Delta hedged 49% of its fuel consumption resulting in an average fuel price of $3.13 per gallon.  Delta realized $313 million in gains on fuel hedge contracts settled during the quarter.

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As of July 11, 2008, Delta had the following fuel hedges in place:

	Percent Hedged	Jet Fuel Equivalent Cap
Q3 2008	48%	$2.94
Q4 2008	46%	$3.42
2009	21%	$3.48
2010	5%	$3.05

June 2008 Quarter Highlights
During the June 2008 quarter, Delta continued the positive momentum in its business, demonstrating its ongoing commitment to maintain strong employee relations and deliver an industry-leading customer experience.  Highlights include:

•
The National Mediation Board announced that a decisive majority – more than 60%– of eligible Delta flight attendants rejected representation by the Association of Flight Attendants/Communication Workers of America, enabling Delta to continue a direct relationship with its flight attendants;

•
The U.S. Department of Transportation issued a final order granting antitrust immunity for six-way alliance activities in trans-Atlantic markets for SkyTeam members Air France, Alitalia, CSA Czech Airlines, Delta, KLM Royal Dutch Airlines and Northwest Airlines, enabling the carriers to offer customers more choice in flight schedules, travel times, services and fares;

•
Delta demonstrated continued commitment to superior operational performance by ranking in the top two of its competitive set for on-time performance for the last twelve months and by reducing the number of mishandled bags by 32% year-over-year in the June quarter.

•	Achievement of operational performance goals resulted in $10 million in Shared Rewards payments to Delta employees during the quarter;
•
Readers of Executive Travel magazine rated Delta the best airline in 2008 for domestic first class service, Crown Room Clubs and the SkyMiles program, demonstrating Delta’s progress toward being the global airline of choice. They also preferred Delta to any other U.S. airline when traveling to Africa, the Middle East and Canada;

•	Delta strengthened its international expansion strategy by exercising options for two B777-200LR for delivery in early 2010;
•
Delta received the prestigious 2008 Green Cross for Safety Medal from The National Safety Council, which recognizes organizations and their leaders for outstanding achievements in safety and health, community service and responsible citizenship;

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•
Delta enhanced customer check-in options by partnering with the Transportation Security Administration to launch paperless mobile check-in for domestic travel on Delta and Delta Connection flights departing from Delta’s main terminal at LaGuardia Airport; and

•
Delta was the first U.S. airline to launch a comprehensive in-flight recycling program.  Delta’s program has successfully diverted 322 tons of waste since June 2007 and funded an EarthCraft home for Habitat for Humanity, one of Delta’s Force for Global Good partners.

September 2008 Quarter and Full Year 2008 Guidance
The company projects the following for the September 2008 quarter and full year 2008:

	3Q 2008 Forecast	2008 Forecast

Operating margin, excluding special items	1 – 3%	Flat to (2)%

Fuel price, including taxes and hedges	$3.52	$3.32

Capital expenditures	$350 million	$1.3 billion

	3Q 2008 Forecast (compared to 3Q 2007)	2008 Forecast (compared to 2007)

Mainline unit costs - excluding fuel and related taxes and special items	Flat to down 2%	Flat to up 1%

System capacity	Flat to down 2%	Flat
Domestic	Down 11-13%	Down 8 – 10%
International	Up 16 – 18%	Up 14-16%

Mainline capacity	Flat	Up 0 – 2%
Domestic	Down 11 – 13%	Down 9 – 11%
International	Up 17 – 19%	Up 15 – 17%

Ancillary Businesses
Delta’s ancillary businesses include TechOps, the largest airline MRO organization in North America, serving more than 100 aviation and airline customers around the world, and DAL Global Services, which provides general aviation services, training and technical services, and staffing to airlines including Delta.  The MRO business increased operating revenue more than 60% year over year in the June quarter and continued to post double-digit margins.  The following table provides summarized financial information about these businesses for the June 2008 quarter.

	Three Months Ended June 30, 2008
	TechOps (MRO)	DAL Global Services
Operating Revenue (in millions)	$127	$57
Operating Margin	12%	3%

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Other Matters
Included with this press release are Delta’s Consolidated Statements of Operations for the three and six months ended June 30, 2008 and 2007; a statistical summary for those periods; selected balance sheet data as of June 30, 2008 and Dec. 31, 2007; fleet information as of June 30, 2008; and a reconciliation of certain non-GAAP financial measures.

About Delta
Delta Air Lines operates service to more worldwide destinations than any airline with Delta and Delta Connection flights to 327 destinations in 62 countries. Delta has added more international capacity than any major U.S. airline during the last two years and is the leader across the Atlantic with flights to 44 trans-Atlantic markets. To Latin America and the Caribbean, Delta offers 609 weekly flights to 62 destinations. Delta's marketing alliances also allow customers to earn and redeem SkyMiles on more than 16,000 flights offered by SkyTeam and other partners. Delta is a founding member of SkyTeam, a global airline alliance that provides customers with extensive worldwide destinations, flights and services. Including its SkyTeam and worldwide codeshare partners, Delta offers flights to 499 worldwide destinations in 105 countries. Customers can check in for flights, print boarding passes and check flight status at delta.com.

Endnotes

1  In connection with its emergence from bankruptcy on April 30, 2007, Delta adopted fresh start reporting in accordance with American Institute of Certified Public Accountants’ Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code.” The adoption of fresh start reporting resulted in Delta’s becoming a new entity for financial reporting purposes. Accordingly, Delta’s consolidated financial statements after April 30, 2007 are not comparable to its financial statements for any period prior to emergence.  References in this press release to “Successor” refer to Delta on or after May 1, 2007, giving effect to fresh start reporting. References to “Predecessor” refer to Delta prior to May 1, 2007.

2 Note 1 to the attached Consolidated Statements of Operations provides a reconciliation of certain non-GAAP financial measures used in this release and provides the reasons management uses those measures.

3  Includes fuel prices paid under our contract carrier arrangements.

4 Reorganization items refers to revenues, expenses, gains or losses that we realized or incurred due to our reorganization under Chapter 11 of the U.S. Bankruptcy Code.  In accordance with GAAP, these items are separately classified in the Predecessor’s Consolidated Statements of Operations.

5 Delta excludes from mainline unit costs expenses for aircraft maintenance and staffing services which it provides to third parties because these expenses are not related to the generation of a seat mile. Similarly, Delta excludes from passenger unit revenues, and includes in other revenue, revenues received for providing aircraft maintenance and staffing services to third parties.  Management believes these classifications provide a more consistent and comparable reflection of Delta’s mainline operations.

Statements in this news release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the impact that our indebtedness will have on our financial and operating activities and our ability to incur additional debt; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub airports; our increasing dependence on technology in our operations; our ability to retain management and key employees; the ability of our credit card processors to take significant holdbacks in certain circumstances; the effects of terrorist attacks; and competitive conditions in the airline industry.

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Forward-looking statements in the press release that relate to our proposed merger transaction with Northwest Airlines Corporation include, without limitation, our expectations with respect to the synergies, costs and charges, capitalization and anticipated financial impacts of the merger transaction and related transactions; approval of the merger transaction and related transactions by shareholders; the satisfaction of the closing conditions to the merger transaction and related transactions; and the timing of the completion of the merger transaction and related transactions.  Factors that may cause the actual results to differ materially from the expected results include, but are not limited to, the possibility that the expected synergies will not be realized, or will not be realized within the expected time period, due to, among other things, (1) the airline pricing environment; (2) competitive actions taken by other airlines; (3) general economic conditions; (4) changes in jet fuel prices; (5) actions taken or conditions imposed by the United States and foreign governments; (6) the willingness of customers to travel; (7) difficulties in integrating the operations of the two airlines; (8) the impact of labor relations; and (9) fluctuations in foreign currency exchange rates.  Other factors include the possibility that the merger does not close, including due to the failure to receive required stockholder or regulatory approvals, or the failure of other closing conditions.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in Delta’s Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2007. Caution should be taken not to place undue reliance on Delta’s forward-looking statements, which represent Delta’s views only as of July 16, 2008, and which Delta has no current intention to update.

Additional Information About the Merger and Where to Find It

In connection with the proposed merger, Delta filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that includes a preliminary joint proxy statement of Delta and Northwest that also constitutes a prospectus of Delta.  At the appropriate time, Delta and Northwest will mail the final joint proxy statement/prospectus to their stockholders.  Delta and Northwest urge investors and security holders to read the final joint proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from Delta’s website (www.delta.com) under the tab “About Delta” and then under the heading “Investor Relations” and then under the item “SEC Filings.” You may also obtain these documents, free of charge, from Northwest’s website (www.nwa.com) under the tab “About Northwest” and then under the heading “Investor Relations” and then under the item “SEC Filings and Section 16 Filings.”

Delta, Northwest and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Delta and Northwest stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Delta and Northwest stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about Delta’s executive officers and directors in its definitive proxy statement filed with the SEC on April 25, 2008 related to Delta’s 2008 Annual Meeting of Stockholders. You can find information about Northwest’s executive officers and directors in its Amendment to its Annual Report on Form 10-K filed with the SEC on April 29, 2008.  You can obtain free copies of these documents from Delta and Northwest using the contact information above.

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DELTA AIR LINES, INC.
Consolidated Statements of Operations
(Unaudited)

	(Successor)		(Predecessor)	(Combined)
	Three	Two	One	Three
	Months	Months	Month	Months
	Ended	Ended	Ended	Ended
	June 30,	June 30,	April 30,	June 30,
(in millions, except per share data)	2008	2007	2007	2007

OPERATING REVENUE:
Passenger:
Mainline	$3,627	$2,338	$1,046	$3,384
Regional affiliates	1,143	760	349	1,109
Cargo	160	82	36	118
Other, net	569	268	124	392
Total operating revenue	5,499	3,448	1,555	5,003
OPERATING EXPENSES:
Aircraft fuel and related taxes	1,678	790	322	1,112
Salaries and related costs	1,092	708	331	1,039
Contract carrier arrangements (1)	931	530	239	769
Depreciation and amortization	302	193	95	288
Aircraft maintenance materials and outside repairs	295	165	82	247
Contracted services	257	160	83	243
Passenger commissions and other selling expenses	248	175	78	253
Landing fees and other rents	185	122	60	182
Passenger service	105	61	24	85
Aircraft rent	67	36	20	56
Impairment of goodwill and other intangible assets	1,196	-	-	-
Restructuring and related items	104	-	-	-
Profit sharing	-	65	14	79
Other	126	98	62	160
Total operating expense	6,586	3,103	1,410	4,513
OPERATING (LOSS) INCOME	(1,087)	345	145	490
OTHER (EXPENSE) INCOME:
Interest expense	(141)	(120)	(62)	(182)
Interest income	25	33	4	37
Miscellaneous, net	40	9	(2)	7
Total other expense, net	(76)	(78)	(60)	(138)
(LOSS) INCOME BEFORE REORGANIZATION ITEMS, NET	(1,163)	267	85	352
REORGANIZATION ITEMS, NET	-	-	1339	1,339
(LOSS) INCOME BEFORE INCOME TAXES	(1,163)	267	1,424	1,691
INCOME TAX BENEFIT (PROVISION)	119	(103)	4	(99)
NET (LOSS) INCOME	$(1,044)	$164	$1,428	$1,592
BASIC (LOSS) INCOME PER SHARE	$(2.64)	$0.42	$7.24	NM
DILUTED (LOSS) INCOME PER SHARE	$(2.64)	$0.42	$5.19	NM
WEIGHTED AVERAGE SHARES USED IN BASIC (LOSS) INCOME PER SHARE CALCULATION	395.7	393.6	197.3	NM
WEIGHTED AVERAGE SHARES USED IN DILUTED (LOSS) INCOME PER SHARE CALCULATION	395.7	393.8	233.7	NM

(1) Contract carrier arrangements expense includes $384 million and $233 million for the three months ended June 30, 2008 and 2007, respectively, for aircraft fuel and related taxes.

DELTA AIR LINES, INC.
Consolidated Statements of Operations
(Unaudited)

	(Successor)		(Predecessor)	(Combined)
	Six	Two	Four	Six
	Months	Months	Months	Months
	Ended	Ended	Ended	Ended
	June 30,	June 30,	April 30,	June 30,
(in millions, except per share data)	2008	2007	2007	2007
OPERATING REVENUE:
Passenger:
Mainline	$6,688	$2,338	$3,829	$6,167
Regional affiliates	2,182	760	1,296	2,056
Cargo	294	82	148	230
Other, net	1,101	268	523	791
Total operating revenue	10,265	3,448	5,796	9,244
OPERATING EXPENSES:
Aircraft fuel and related taxes	3,100	790	1,270	2,060
Salaries and related costs	2,183	708	1,302	2,010
Contract carrier arrangements (1)	1,827	530	956	1,486
Depreciation and amortization	599	193	386	579
Aircraft maintenance materials and outside repairs	563	165	320	485
Contracted services	511	160	326	486
Passenger commissions and other selling expenses	473	175	298	473
Landing fees and other rents	364	122	250	372
Passenger service	189	61	95	156
Aircraft rent	131	36	90	126
Impairment of goodwill and other intangible assets	7,296	-	-	-
Restructuring and related items	120	-	-	-
Profit sharing	-	65	14	79
Other	257	98	189	287
Total operating expenses	17,613	3,103	5,496	8,599
OPERATING (LOSS) INCOME	(7,348)	345	300	645
OTHER (EXPENSE) INCOME:
Interest expense	(288)	(120)	(262)	(382)
Interest income	52	33	14	47
Miscellaneous, net	31	9	27	36
Total other expense, net	(205)	(78)	(221)	(299)
(LOSS) INCOME BEFORE REORGANIZATION ITEMS, NET	(7,553)	267	79	346
REORGANIZATION ITEMS, NET	-	-	1,215	1,215
(LOSS) INCOME BEFORE INCOME TAXES	(7,553)	267	1,294	1,561
INCOME TAX BENEFIT (PROVISION)	119	(103)	4	(99)
NET (LOSS) INCOME	$(7,434)	$164	$1,298	$1,462
BASIC (LOSS) INCOME PER SHARE	$(18.79)	$0.42	$6.58	NM
DILUTED (LOSS) INCOME PER SHARE	$(18.79)	$0.42	$4.63	NM
WEIGHTED AVERAGE SHARES USED IN BASIC (LOSS) INCOME PER SHARE CALCULATION	395.7	393.6	197.3	NM
WEIGHTED AVERAGE SHARES USED IN DILUTED (LOSS) INCOME PER SHARE CALCULATION	395.7	393.8	233.7	NM

(1) Contract carrier arrangements expense includes $704 million and $420 million for the six months ended June 30, 2008 and 2007, respectively, in fuel expense.

DELTA AIR LINES, INC.
Statistical Summary
(Unaudited)
	(Successor)		(Combined)
	Three Months Ended June 30,
	2008		2007		Change
Consolidated:
Revenue Passenger Miles (millions) (1)	32,269		31,578		2.2%
Available Seat Miles (millions) (1)	38,736		38,127		1.6%
Passenger Mile Yield (1)	14.78	¢	14.23	¢	3.9%
Passenger Revenue per Available Seat Mile (PRASM)(1)	12.31	¢	11.78	¢	4.5%
Operating Cost Per Available Seat Mile (CASM) (1)	16.64	¢	11.59	¢	43.6%
CASM excluding Special Items (1) - See Note 1	13.28	¢	11.36	¢	16.9%
CASM excluding Special Items and Fuel Expense and Related Taxes - See Note 1	8.95	¢	8.44	¢	6.0%
Passenger Load Factor (1)	83.3%		82.8%		0.5	pts
Fuel Gallons Consumed (millions)	535		531		0.8%
Average Price Per Fuel Gallon, net of hedging activity	$3.13		$2.09		49.8%
Number of Aircraft in Fleet, End of Period	579		573		1.0%
Full-Time Equivalent Employees, End of Period	55,397		55,542		-0.3%

Mainline:
Revenue Passenger Miles (millions)	27,558		26,776		2.9%
Available Seat Miles (millions)	32,902		32,130		2.4%
Operating Cost Per Available Seat Mile (CASM) (1)	15.67	¢	10.41	¢	50.5%
CASM excluding Special Items - See Note 1	11.72	¢	10.13	¢	15.7%
CASM excluding Special Items and Fuel Expense and Related Taxes - See Note 1	7.03	¢	6.93	¢	1.4%
Number of Aircraft in Fleet, End of Period	450		440		2.3%

(1) Includes the operations under our contract carrier agreements of Atlantic Southeast Airlines, Inc., Chautauqua Airlines, Inc., Freedom Airlines, Inc., Shuttle America Corporation, and SkyWest, Inc. for all periods presented; and ExpressJet Airlines, Inc. for the one month ended June 30, 2007 and the three months ended June 30, 2008; and Pinnacle Airlines, Inc. for the three months ended June 30, 2008.

DELTA AIR LINES, INC.
Statistical Summary
(Unaudited)
	(Successor)		(Combined)
	Six Months Ended June 30,
	2008		2007		Change
Consolidated:
Revenue Passenger Miles (millions) (1)	60,473		58,790		2.9%
Available Seat Miles (millions) (1)	74,827		73,407		1.9%
Passenger Mile Yield (1)	14.67	¢	13.99	¢	4.9%
Passenger Revenue per Available Seat Mile (PRASM)(1)	11.85	¢	11.20	¢	5.8%
Operating Cost Per Available Seat Mile (CASM) (1)	23.17	¢	11.45	¢	102.4%
CASM excluding Special Items (1) - See Note 1	13.26	¢	11.33	¢	17.0%
CASM excluding Special Items and Fuel Expense and Related Taxes - See Note 1	9.11	¢	8.52	¢	6.9%
Passenger Load Factor (1)	80.8%		80.1%		0.7	pts
Fuel Gallons Consumed (millions)	1,035		1,022		1.3%
Average Price Per Fuel Gallon, net of hedging activity	$2.99		$2.02		48.0%
Number of Aircraft in Fleet, End of Period	579		573		1.0%
Full-Time Equivalent Employees, End of Period	55,397		55,542		-0.3%
Mainline:
Revenue Passenger Miles (millions)	51,353		49,769		3.2%
Available Seat Miles (millions)	63,172		61,684		2.4%
Operating Cost Per Available Seat Mile (CASM) (1)	23.42	¢	10.21	¢	129.4%
CASM excluding Special Items - See Note 1	11.68	¢	10.07	¢	16.0%
CASM excluding Special Items and Fuel Expense and Related Taxes - See Note 1	7.16	¢	6.98	¢	2.6%
Number of Aircraft in Fleet, End of Period	450		440		2.3%

(1) Includes the operations under our contract carrier agreements of Atlantic Southeast Airlines, Inc., Chautauqua Airlines, Inc., Freedom Airlines, Inc., Shuttle America Corporation, and SkyWest, Inc. for all periods presented; and ExpressJet Airlines, Inc. for the one month ended June 30, 2007 and the six months ended June 30, 2008; and Pinnacle Airlines, Inc. for the six months ended June 30, 2008.

DELTA AIR LINES, INC.
Selected Balance Sheet Data
(In Millions)

	(Successor)
	June 30,	December 31,
	2008	2007
	(Unaudited)

Cash and cash equivalents	$ 3,239	$ 2,648
Short-term investments	103	138
Restricted cash, including noncurrent	532	535
Total assets	27,651	32,423
Total debt and capital leases, including current maturities	9,134	9,000
Total shareowners' equity	3,721	10,113

Fleet Information

Our active fleet, orders, options and rolling options at June 30, 2008 are summarized in the following table. Options have scheduled delivery slots. Rolling options replace options and are assigned delivery slots as options expire or are exercised.

	Current Fleet
Aircraft Type	Owned	Capital Lease	Operating Lease	Total	Average Age	Orders		Options	Rolling Options
B-737-700	—	—	—	—	—	10		—	—
B-737-800	71	—	—	71	7.7	2	(1)	60	120
B-757-200	66	35	17	118	16.6	—		—	—
B-757-200ER	—	2	15	17	10.4	—		—	—
B-767-300	4	—	17	21	17.4	—		—	—
B-767-300ER	50	—	9	59	12.3	—		7	—
B-767-400ER	21	—	—	21	7.3	—		12	—
B-777-200ER	8	—	—	8	8.4	—		—	—
B-777-200LR	2	—	—	2	0.3	6		29	12
MD-88	63	33	21	117	18.0	—		—	—
MD-90	16	—	—	16	12.6	—		—	—
CRJ-100	22	13	49	84	10.9	—		—	—
CRJ-200	5	—	12	17	6.0	—		12	—
CRJ-700	15	—	—	15	4.6	—		16	—
CRJ-900	13	—	—	13	0.6	8	(2)	30	—
Total	356	83	140	579	12.8	26		166	132

(1) Excludes 32 remaining aircraft which will be sold to third parties immediately following delivery of these aircraft.

(2) Excludes 7 remaining aircraft orders we assigned to Pinnacle Airlines in April 2007.

Note 1:  The following tables show reconciliations of certain financial measures. The reasons Delta uses these measures are described below.

•
Cost per available seat mile (CASM) excludes $140 million and $93 million for the three months ended June 30, 2008 and 2007, respectively, and $276 million and $196 million for the six months ended June 30, 2008 and 2007, respectively, in expenses related to providing maintenance and staffing services to third parties as these costs are not associated with the generation of a seat mile;

•	Delta excludes special and reorganization related items because management believes the exclusion of these items is helpful to investors to evaluate the company’s recurring operational performance;
•
Passenger revenue per available seat mile (PRASM) excludes the impact of fresh start reporting as management believes the exclusion of this item is helpful to investors to evaluate the company's recurring operational performance;

•	Delta presents length of haul adjusted PRASM excluding charter revenue because management believes this provides a more meaningful comparison of the company’s PRASM to the industry;
•	Delta presents mainline CASM excluding fuel expense because management believes high fuel prices mask the company’s progress toward its business plan targets; and

In connection with its emergence from bankruptcy on April 30, 2007, Delta adopted fresh start reporting in accordance with American Institute of Certified Public Accountants’ Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code.”  The adoption of fresh start reporting resulted in Delta’s becoming a new entity for financial reporting purposes. Accordingly, Delta’s consolidated financial statements after April 30, 2007 are not comparable to its financial statements for any period prior to emergence.  However, to provide a basis of comparison to prior year results, Delta has combined the results for (a) the one month ended April 30, 2007 with the two months ended June 30, 2007 and (b) the four months ended April 30, 2007 with the two months ended June 30, 2007.

	(Successor)	(Combined)
	Three	Three
	Months Ended	Months Ended
	June 30, 2008	June 30, 2007
(in millions, except per share data)
Net (loss) income	$(1,044)	$(1,592)
Items excluded:
Reorganization items, net	-	(1,339)
Interest earned due to bankruptcy	-	12
Post bankruptcy-related professional fees	-	9
Impairment of goodwill and other intangible assets	1,196	-
Restructuring and related items	104	-
Income tax benefit associated with intangible assets	(119)	-
Total items excluded	1,181	(1,318)
Net income excluding special items and reorganization related items	$137	$274
Basic and diluted weighted average shares outstanding	395.7
Basic and diluted income per share excluding special and reorganization related items	$0.35

	(Successor)	(Combined)
	Three	Three
	Months Ended	Months Ended
	June 30, 2008	June 30, 2007
(in millions)
Operating expense	$6,586	$4,513
Items excluded:
Post bankruptcy-related professional fees	-	(9)
Impairment of goodwill and other intangible assets	(1,196)	-
Restructuring and related items	(104)	-
Total items excluded	(1,300)	(9)
Operating expense excluding special items	$5,286	$4,504

	(Successor)	(Combined)
	Three	Three
	Months Ended	Months Ended
	June 30, 2008	June 30, 2007
(in millions)
Other expense	$76	$138
Items excluded:
Interest earned due to bankruptcy	-	(12)
Total items excluded	-	(12)
Other expense excluding interest earned due to bankruptcy	$76	$126

	Five Months Ended
	May 31, 2008

PRASM	11.63	¢
Length of haul adjustment, including adjustments for other airline revenue and certain other revenue	0.04
Length of haul adjusted PRASM excluding other airline revenue and certain other revenue	11.67	¢
Industry average PRASM	11.44	¢
Percentage of industry average	102%

	(Successor)	(Combined)	(Successor)	(Combined)
	Three	Three	Six	Six
	Months Ended	Months Ended	Months Ended	Months Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007

CASM	17.00 ¢	11.84 ¢	23.54 ¢	11.71 ¢
Items excluded:
Aircraft maintenance to third parties	(0.28)	(0.17)	(0.28)	(0.17)
Staffing services to third parties	(0.08)	(0.08)	(0.09)	(0.09)
CASM excluding items not related to generation of a seat mile	16.64 ¢	11.59 ¢	23.17 ¢	11.45 ¢
Items excluded:
Impairment of goodwill and other intangible assets	(3.09)	-	(9.75)	-
Restructuring and related items	(0.27)	-	(0.16)	-
Profit sharing	-	(0.21)	-	(0.11)
Post bankruptcy-related professional fees	-	(0.02)	-	(0.01)
Total items excluded	(3.36)	(0.23)	(9.91)	(0.12)
CASM excluding special items	13.28 ¢	11.36 ¢	13.26 ¢	11.33 ¢
Fuel expense and related taxes	(4.33)	(2.92)	(4.15)	(2.81)
CASM excluding fuel expense and related taxes and special items	8.95 ¢	8.44 ¢	9.11 ¢	8.52 ¢

Mainline CASM	16.10 ¢	10.69 ¢	23.85 ¢	10.53 ¢
Items excluded:
Aircraft maintenance to third parties	(0.33)	(0.18)	(0.33)	(0.22)
Staffing services to third parties	(0.10)	(0.10)	(0.10)	(0.10)
Mainline CASM excluding items not related to generation of a seat mile	15.67 ¢	10.41 ¢	23.42 ¢	10.21 ¢
Items excluded:
Impairment of goodwill and other intangible assets	(3.63)	-	(11.55)	-
Restructuring and related items	(0.32)	-	(0.19)	-
Profit sharing	-	(0.25)	-	(0.13)
Post bankruptcy-related professional fees	-	(0.03)	-	(0.01)
Total items excluded	(3.95)	(0.28)	(11.74)	(0.14)
Mainline CASM excluding special items	11.72 ¢	10.13 ¢	11.68 ¢	10.07 ¢
Fuel expense and related taxes	(4.69)	(3.20)	(4.52)	(3.09)
Mainline CASM excluding fuel expense and related taxes and special items	7.03 ¢	6.93 ¢	7.16 ¢	6.98 ¢

	FORECAST

	September 2008	Full Year 2008
	Quarter Projection	Projection

GAAP operating margin projection	1 – 3%	(36) – (38)%
Items excluded:
Impairment of goodwill and other intangible assets	-	35%
Restructuring and related items	-	1%
Operating margin projection excluding special items	1 – 3%	0 – (2)%

	FORECAST

	September 2008 Quarter Projected Range				Full Year 2008 Projected Range

Mainline CASM projection	12.12	¢	11.99	¢	17.92 ¢	17.99 ¢
Items excluded:
Aircraft maintenance and staffing services to third parties	(0.39)		(0.39)		(0.42)	(0.42)
Mainline CASM projection excluding items not related to generation of a seat mile	11.73	¢	11.60	¢	17.50 ¢	17.57 ¢
Items excluded:
Impairment of goodwill and other intangible assets	-		-		(5.66)	(5.66)
Restructuring and related items	-		-		(0.09)	(0.09)
Total items excluded	-		-		(5.75)	(5.75)
Mainline CASM projection excluding special items	11.73	¢	11.60	¢	11.75 ¢	11.82 ¢
Fuel expense and related taxes	(5.23)		(5.23)		(4.95)	(4.95)
Mainline CASM projection excluding fuel expense and related taxes and special items	6.50	¢	6.37	¢	6.80 ¢	6.87 ¢
Change year over year in Mainline CASM excluding fuel expense and related taxes and special items	0%		(2)%		0%	1%